SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the proxy statement of Dycom Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 17, 2013 (the “2013 Proxy Statement”), Charles M. Brennan, III reached the mandatory retirement age for Board members under the Company’s By-laws and did not stand for re-election at the Company’s 2013 Annual Meeting of Shareholders held on November 26, 2013 (the “Annual Meeting”). The Company’s shareholders elected Anders Gustafsson to replace Mr. Brennan effective November 26, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on November 26, 2013. At the Annual Meeting, the Company’s shareholders:

1)	elected Thomas G. Baxter and Anders Gustafsson to serve as directors until the Company’s fiscal 2016 Annual Meeting;

2)	reapproved the performance goals for the Dycom Industries, Inc. 2009 Annual Incentive Plan;

3)	ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014; and

4)	approved, on an advisory basis, the Company’s executive compensation.

Set forth below are the voting results for each matter submitted to a vote, which is described in detail in the 2013 Proxy Statement.

Proposal 1. Election of directors to serve until the Company’s fiscal 2016 Annual Meeting of Shareholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas G. Baxter	25,118,617	418,435	3,694,530
Anders Gustafsson	25,483,980	53,072	3,694,530

Proposal 2. Reapproval of the performance goals for the Dycom Industries, Inc. 2009 Annual Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,018,375	507,388	11,289	3,694,530

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2014:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,974,657	243,875	13,050	—

Proposal 4. Approve, by non-binding advisory vote, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,834,197	674,121	28,734	3,694,530

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 26, 2013

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary